Exhibit 99.2

ASIA EQUITY EXCHANGE GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the reverse merger transaction (the “Transaction”) between Asia Equity Exchange Group, Inc. (the “Company”, “AEEX”, “we”, “us”, or “our”) and Asia Equity Exchange Group Co., Ltd. (“AEEGCL”), a company incorporated pursuant to the laws of Samoa.

Pro Forma

Balance Sheet

As at March 31, 2016

(Unaudited)

	Aisa Equity	Aisa Equity	Proforma
	Exchange Group, Inc.	Exchange Group, Inc.	Adjustments	Proforma
	March 31, 2016	March 31, 2016	(a)	As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$-	$68,305	$	$68,305
Prepaid expenses	4,163	8,142		12,305
Total Current Assets	4,163	76,447	-	80,610

Intangible assets, net	-	4,962		4,962
Property and equipment, net	-	44,959		44,959
TOTAL ASSETS	$4,163	$126,368	$-	$130,531

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$251	$-	$	$251
Amount due to a related party	20,392	195,399		215,791
Income tax payable	-	2,336		2,336
Other payables	-	105,370		105,370
Total Current Liabilities	20,643	303,105	-	323,748

TOTAL LIABILITIES	20,643	303,105	-	323,748

STOCKHOLDERS’ DEFICIT
Preferred stock, 1,000,000 shares authorized; par value $0.001, none issued and outstanding	-	-		-
Common stock, 3,000,000,000 shares authorized; par value $0.001, 1,146,000,000 shares issued and 1,146,000,000 shares issued and outstanding, as adjusted.	1,146,000	-		1,146,000
1,000,000,000 shares authorized; par value $0.00001, 1,000,000,000 shares issued and outstanding, as of March 31, 2016, and none issued and outstanding, as adjusted.	-	10,000	(10,000)	-
Subscription receivable	-	(10,000)	10,000	-
Capital deficiency	(1,023,713)	-	(138,767)	(1,162,480)
Deficit	(138,767)	(179,763)	138,767	(179,763)
Reserve fund	-	2,538		2,538
Accumulated other comprehensive income	-	488		488
Total Stockholders’ Deficit	(16,480)	(176,737)	-	(193,217)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,163	$126,368	$-	$130,531

See notes to the unaudited pro forma combined financial statements

Pro Forma

Statement of Operations

Three Months Ended March 31, 2016

(Unaudited)

	Aisa Equity	Aisa Equity
	Exchange Group, Inc.	Exchange Group, Inc.	Proforma
	January 1 to	January 1 to	Adjustments	Proforma
	March 31, 2016	March 31, 2016	(a)	As Adjusted

Revenue	$-	$-	$-	$-
Cost of sales	-	-	-	-
Gross Profit	-	-	-	-

Operating Expenses
General and administrative	-	186,619	-	186,619
Professional fees	6,849	-	(6,849)	-
Total Operating Expenses	6,849	186,619	(6,849)	186,619

Loss from operations	(6,849)	(186,619)	6,849	(186,619)

Other income (loss)	-	-	-	-

Provision for income taxes	-	4,114	-	4,114

Net loss	$(6,849)	$(182,505)	$6,849	$(182,505)

Other comprehensive income, net of tax
Exchange differences on translating foreign operations	-	2,470	-	2,470

Total comprehensive loss for the period	$(6,849)	$(180,035)	$6,849	$(180,035)

Basic and diluted net loss per common share	$(0.00)			$(0.00)

Weighted average number of common shares outstanding – basic and diluted	146,000,000			1,146,000,000

See notes to the unaudited pro forma combined financial statements

ASIA EQUITY EXCHANGE GROUP, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

March 31, 2016

(Unaudited)

On November 30, 2015, the Company entered into a share exchange agreement (the “Exchange Agreement”) with AEEGCL. Pursuant to the Exchange Agreement, the Company agreed to issue one billion (1,000,000,000) restricted common shares of the Company to the owners of AEEGCL, which shall represent approximately 87% of the issued and outstanding common stock of the Company immediately after the Closing, in exchange for 100% of the shares and assets of AEEGCL (the “Share Exchange”). As a result of the Share Exchange, AEEGCL will become a wholly owned subsidiary (the “Subsidiary”) of the Company and there will be a change of control of the Company following the closing. There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical March 31, 2016 balance sheet of the Company after giving effect to the merger with AEEGCL. The pro forma balance sheet and statement of operations presents this transaction as if they had been consummated as of March 31, 2016 as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Share Exchange; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. This merger will be treated as a reverse acquisition, and therefore AEEGCL is treated as the accounting acquirer, such that the financial statements of AEEGCL immediately after the merger will become those of the Company. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 2— Pro Forma Adjustments.

2. PRO FORMA ADJUSTMENTS

The adjustment included in the pro forma balance sheet and statement of operations is as follows:

(a)	To eliminate the accumulated loss of AEEX incurred before the reverse acquisition.